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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                    EXHIBIT 11.1

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                                                        QUARTERS                   SIX MONTHS
PERIODS ENDED JUNE 30                              2000          1999          2000          1999
-------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE:
-------------------------
Net Income..............................    $ 2,949,000   $   247,000   $ 4,159,000   $   441,000
                                            ===========   ===========   ===========   ===========

Weighted Average Shares Outstanding.....      3,813,910     3,937,371     3,807,939     3,937,371
                                            ===========   ===========   ===========   ===========

Basic Earnings Per Share................           $.77          $.06        $1.09           $.11
                                                   ====          ====        =====           ====

DILUTED EARNINGS PER SHARE:
---------------------------
Net Income..............................    $ 2,949,000   $   247,000   $ 4,159,000   $   441,000
                                            ===========   ===========   ===========   ===========

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding...      3,813,910     3,937,371     3,807,939     3,937,371
  Dilutive shares.......................        363,962            --       274,201            --
                                            -----------   -----------   -----------   -----------
                                              4,177,872     3,937,371     4,082,140     3,937,371
                                            ===========   ===========   ===========   ===========

Diluted Earnings Per Share..............           $.71          $.06         $1.02          $.11
                                                   ====          ====         =====          ====
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